Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

KEMIAO GARMENT HOLDING GROUP (FKA AIVTECH INTERNATIONAL GROUP CO.)
(Exact name of registrant as specified in its charter)

Nevada	N/A
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6910 S. Cimarron Rd.

Suite 240

Las Vegas, NV 89114

(Address of Principal Executive Offices) (Zip Code)

(86) 021-38932525

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company, ” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KEMIAO GARMENT HOLDING GROUP

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

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Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “our company” refer to Kemiao Garment Holding Group a Nevada corporation.

Kemaio Garment Holding Group is a Blank Check Company under Rule 419 of the Securities Act of 1933.

The term ‘blank check company” means that we are a development stage company and have no specific business plan or purpose or has indicated that is business plan is to engage in a merger or acquisition with an unidentified company companies, or other entity or person. A blank check company:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(ii) Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Item 1.	Business

(a) Business Development

The Company was organized under the laws of the State of Nevada on December 18, 2007 under the name of Ecochild Inc. The Company engaged in the design and manufacturing casual furniture audio series, multimedia speakers, and LED business in China.

On May 12, 2010, the Company executed a Share Exchange Agreement (“Exchange Agreement”) with AIVtech and the shareholders of AIVtech (the “AIVtech Shareholders”), and acquired all of the outstanding shares of AIVtech from the AIVtech Shareholders.

As a result of the Share Exchange Transaction, AIVtech became the Company’s wholly owned subsidiary and the Company, through AIVtech, acquired direct control of Shenzhen AIV Electronics Company Limited (“Shenzhen AIVtech”), and DongGuan AIV Electronics Company Limited (“Dongguan AIVtech”). Shenzhen AIVtech and Dongguan AIVtech are each engaged in the design and manufacturing casual furniture audio series, multimedia speakers, and LED business in China.

On May 21, 2010, the Company changed its name to Aivtech International Group Co. In March 2011, the Company’s formed a new subsidiary, Henan AIVtech Technology Company, Ltd., Henan AIVtech had no operations.

Business operations for Aivtech International Group Co and its subsidiaries were abandoned by former management and a custodianship action, described in the subsequent paragraph.was commenced in 2016. The Company filed its last10Q in 2011 and this financial report included liabilities and debts. As of the date of this filing, these liabilities and debts have not been addressed and remain on the Company’s books.

On April 18, 2016, the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Bryan S. Glass custodial with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock.

The court awarded custodianship to Bryan S. Glass based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. Kemiao Garment Holding Group was severely delinquent in filing annual reports for the Company’s charter. The last annual report was filed on 1/28/2011 in on Form S1. In addition the company was subject to Exchange Act reporting requirements including filing 10Q’s and 10Ks. The Company filed its last 10Q for quarter ending 9/30/2011 and out of compliance with Exchange Act reporting. Mr. Glass attempted to contact the Company’s officers and directors through letters, emails and phone calls, with no success.

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Bryan S. Glass was a shareholder in the Company and applied to the Court for an Order appointing Mr. Glass as the Custodian. This application was for the purpose of reinstating AIVI’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

Bryan S. Glass performed the following actions in its capacity as custodian:

•	Funded any expenses of the company including paying off outstanding liabilities, incurred in 2016.

•	Brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent

•	Appointed officers and directors and held a shareholders meeting

Mr. Glass paid the following expenses on behalf of the company:

Nevada Secretary of State for reinstatement of the Company, $4,160

Transfer agent Standard Registrar & Transfer Co., Inc., $885.00

Amended and Restated Articles of Incorporation for the Company, $175.00.

Upon appointment as custodian of Kemiao Garment Holding Group, and under its duties stipulated by the Nevada court, Mr. Glass took initiative to organize the business of the issuer. As custodian, Mr. Glass’ duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. Mr. Glass also had authority to enter into contracts and find a suitable merger candidate. Mr. Glass was compensated for its role as custodian in the amount of $40,000,000 shares of restricted common stock. Mr. Glass did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on August 31, 2016.

On April 18, 2016, Bryan S. Glass was appointed as the Company’s CEO, Treasurer, Secretary and Director.

On December 24, 2018, Mr. Glass entered into a Stock Purchase Agreement with World Capital Holding, Ltd., whereby World Capital Holding, Ltd. purchased 40,000,000 shares of restricted common stock. These shares represent the controlling block of stock. YuFang Zhu was issued 36,000,000 shares in accordance with the Equity Agreement. In consideration for issuance of these shares, YuFang Zhu will pay all fees associated with compliance and financial reporting. These fees include the Form 10, audited financials, and continued financial reporting requirements.

World Capital Holding, Ltd. has 50,000 shares issued and outstanding with four shareholders as follows:

Yanping Sheng - 1,000 shares 2%

Kung-Fa Yang - 10,000 shares 20%

Kung-Fu,Yang - 29,000 shares 58%

Kung-Hui Yang - 10,000 shares 20%

On May 16, 2019, the Company changed its name from Aivtech International Group Co. to Kemiao Garment Holding Group (“Kemiao”). The Company will be in the business of technology integration and ecology.

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2.

(b) Business of Issuer

Kemiao is a developmental stage company, incorporated under the laws of the State of Nevada on December 18, 2007. Our plan of business has not been implemented but will incorporate ecology and integration to promote its clothing and agriculture industries.

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All statements involving our business plan are forward looking statements and have not been implemented as of this filing. In summary, Kemiao is focused on creating two prongs of business development. First, we look to create a clothing platform that connects the whole of the clothing chain industry. This includes the chain of development, design, production and sales. Secondly, we plan to incorporate the agriculture platform in which we integrate the entire agriculture process, from control of planting and procurement through the sale of the product. The Company intends to acquire private corporations that are involved in IT apparel platform, fashion manufacturing industry, IT agriculture platform, and agriculture production industry, that are organized under the laws of the Republic of China. Upon consummation, the Company, through its wholly-owned subsidiary, will be involved in manufacturing, R&D, sales, and service in fashion related industry.

The Company is moving in a new direction, statements made in regards to our business plan are forward looking statements and we have no history of performance. Current management does not have any experience in these industries but is actively looking for a suitable person to incorporate into the management team.

We feel that our business plan addresses the need for additional development in the clothing and agricultural industries.

According to The Food and Agriculture Organization of the United Nations (,http://www.fao.org/china/fao-in-china/china-at-a-glance/en/),

China’s modern agriculture is witnessing growing size of operating entities – robust development of specialized farmers’ cooperatives, and steady development of moderate-scale operations in various forms. In addition, 130 million farm households will benefit from industrialized organization in agriculture. AIVI feels that the agriculture is a growing market and the company can benefit from the opportunities that China has to offer.

In addition to agriculture, the need for quality clothing has increased along with the rapid growth in China. According to the World Bank Organization (https://www.worldbank.org/en/country/china/overview), China has had a remarkable period of rapid growth shifting from the centrally planned to a market based economy. Today China is an upper middle-income country that has complex development needs.

Subject to available capital, the Company intends to invest in and form joint ventures in the following areas of clothing and agriculture:

Clothing

•	Use of high grade fabrics

•	Manufacturing

•	Build platforms in the following areas:

•	Marketing and Social Media

•	Supply chain software

•	Mobile apps

Agriculture

•	Owning land under cultivation

•	Contract farming under cultivation

•	Build platforms in the following areas:

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•	Marketing and Social Media

•	Supply chain software

•	Mobile apps

•	Agriculture extraction, processing and packaging

The Company intends to implement its business plan through acquisitions.

The analysis of new Business Combinations will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into definitive agreements. In our continued efforts to analyze potential Business Combinations, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion, new products or new technology;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;

•	The extent to which the business opportunity can be advanced in the marketplace; and

•	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical and managerial capabilities for identifying and completing business acquisitions or mergers.

We are unable to predict when we will, if ever, identify and enter into any definitive agreement with potential merger or acquisition candidates. We anticipate that proposed Business Combinations would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

As of the time of this filing, the Company has not identified any potential acquisitions.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

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We may incur time and costs required to select and evaluate a target business opportunity and to structure and complete a Business Combination, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective Business Combination that is not ultimately completed may result in a loss to the Company. Also, fees may be paid in connection with the acquisitions or mergers. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants and others. Costs may be incurred in the investigation process, which may not be recoverable, if a decision is made not to participate in a specific Business Combination. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

Competition

Our company expects to compete in both the clothing and agriculture spaces, include professional growers and sellers of products and services dedicated to the regulated agriculture industry, including the cultivation, manufacturing, processing, retail sales, Social Media and platform competition. We will compete in markets where clothing fashion and agriculture is regulated. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes. We believe that diligently establishing and expanding Business Combination on new platforms will establish us in an already established industry. Additionally, we expect that establishing our product offerings on new platforms are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our future operations and results.

We expect to compete in the retail clothing market; this will be accomplished through the acquisition of companies that design and manufacture both adult and children’s clothes. The National General Safety Technical Code for Textile Products developed safety regulations for textiles sold in China. These regulations include testing and compliance to assure our clothes and decorative textiles sold in China meet the industry standard requirements to control hazardous substances in textile products, improve textile product quality, ensure people's basic safety and health and to enforce the general safety and technical specifications.

We also expect to compete in the agriculture market; this will be accomplished through the acquisition of companies that practice farming, including the growing of crops and the rearing of animals to provide food, wool, and other products. The agriculture industry is regulated by the Ministry of Agriculture and Rural Affairs of the People’s Republic of China. The regulations include testing for overuse of pestisides, testing for harmful or poisonous substances in excess of the prescribed standards in animals and fish, and testing of water used for agricultural production and the solid wastes used as fertilizers.

Compliance with these standards will increase development costs and the cost of products sold in the retail market. In turn, we may not be able to meet the competitive price point dictated by the market and our competitors.

Again, these are forward looking statements and not an indication of past performance. There is no guarantee that we will acquire such companies and have no merger candidates as of the time of this filing.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

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We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

Employees

As of June 30, 2019, we had one officer and no employees. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements, and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.	Risk Factors

Risks Relating to Our Business

Our business plan involves a number of very significant risks. Our future business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Our officers and directors reside outside the United States, investors may have limited legal recourse against them including difficulties in enforcing judgments made against them by U.S. courts. There is neither treaty nor any reciprocal arrangement between China and the United States regarding recognition or enforcement of civil judgments.

Resale limitations of Rule 144(i) on your shares.

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10K for the preceeding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities.

We have extremely limited assets, have incurred operating losses and have no current source of revenue.

We have had minimal assets. We do not expect to generate revenues until we begin to implement our business plan. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our business will operate on a profitable basis.

We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a Business Combination or successful internal development. This may result in our incurring a net operating loss that will increase unless we consummate a Business Combination with a profitable business or internally develop our business. We cannot assure you that we can identify a suitable Business Combination or successfully internally develop our business, or that any such business will be profitable at the time of its acquisition by the Company or ever.

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Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations.

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2017 and 2018 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our industrial sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to obtain regulatory or governmental approvals for our products.

The anticipated manufacture and sale of our agricultural products in the PRC is regulated by the PRC. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to us. We may be vulnerable to local and national government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us, or implement new or more stringent requirements, which may require us to suspend or delay production of their products.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, we anticipate that neither the production nor the sale of our future products will constitute activities, or generate materials that create any environmental hazards. However, we can not, with certainty, state that any future products or activities will not create environmental liability. Our future business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We face a number of risks associated with potential Business Combinations, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition.

We intend to use reasonable efforts to complete Business Combinations. Such Combinations will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, insufficient revenues to offset increased expenses associated with the acquisition. Failure to manage and successfully integrate the acquisition we make could harm our business, our strategy and our operating results in a material way. Additionally, we have no operations at this time so completing a Business Combination is likely to increase our expenses and it is possible that we may incur substantial debt or convertible debt in order to complete a Business Combination, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

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Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers.

At this time, we have no operations and future implementation of our business plan is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future Business Combinations and internal development. While management intends to seek businesses with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete a Business Combination, the success of our operations may be dependent upon management of the acquired firm, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate a business combination or internally develop a successful business.

We are a blank check company and can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will conclude a Business Combination. We cannot guarantee that we will be able to negotiate a Business Combination on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business combination or that we will be able to develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business combination.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business and no revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $70,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business Combination may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents a majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

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We depend on our officers and the loss of their services would have an adverse effect on our business

We have officers and directors of the Company that are critical to our chances for business success. We are dependent on their services to operate our business and the loss of these persons, or any of them would have an adverse impact on our future operations until such time as he or she could be replaced, if he could be replaced. We do not have employment contracts or employment agreements with our officers and we do not carry key man life insurance on their lives.

Because we are significantly smaller than the some of our competitors, we may lack the resources needed to capture market share

The fashion and agriculture industries are highly competitive and affected by changes in consumer tastes, as well as national, regional and local economic conditions and demographic trends. Our future sales may be affected by changes in consumer tastes and practices. We will compete with a variety of other manufacturers, producers and distributors with name brand recognition who manufacture more than just a single product or product line. We are at a disadvantage as a blank check company. Many of our competitors have an already established business, more established market presence, and substantially greater financial, marketing and other resources than do we. New competitors may emerge and may develop new or innovative products that compete with our anticipated future products. No assurance can be given that we will be able to compete successfully in these industries.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

Our management has no clothing or agriculture experience and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan.

Legal disputes could have an impact on our Company

We plan to engage in business matters that are common to the business world that can result in disputations of a legal nature. In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our common stock is quoted on the OTC MARKETS. An investment in our common stock must be considered to be risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

Our common stock is quoted on the OTC Markets. The market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition. As a result, an investment in our common stock must be considered to be risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

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Our stock trades below $5.00 per share and is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock.

If our stock trades below $5.00 per share and is subject to special sales practice requirements applicable to "penny stocks" which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters

As of June 30, 2019, our officers, directors and principal stockholders were deemed to be the beneficial owners of approximately 77% of our issued and outstanding shares of common stock. As a result, such persons are able to determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

Risks Related to Our Shareholders and Shares of Common Stock

There is presently no public market for our securities

Our common stock is not currently trading on any market, and a robust and active trading market may never develop. Because of our current status as a “shell company,” Rule 144 is not currently available. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some or all of his shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

Our stock is not traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

Even if our stock becomes trading, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

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The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of ninety million shares of common stock of which 62,515,334 shares are currently outstanding and 10,000,000 shares of Preferred Stock of which 10,000,000 shares of Preferred Stock are authorized and 0 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any particular stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 10,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

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We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore you may not derive any income solely from ownership of our stock.

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Item 2.	Financial Information

Management’s Discussion And Analysis Or Plan Of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2017 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. If we do not consummate a merger or other transaction with another business, our cash requirements for the next twelve months are relatively modest, principally legal expenses, accounting expenses, government regulatory expenses and other expenses relating to making filings required under the Exchange Act, which should not exceed $70,000

At present, the senior managers of Kemiao Garment Holding Group are not compensated for their services. The Company plans to acquire operating entities and issue Company stock for these acquisitions. This will further dilute current shareholders. In addition, the Company may seek shareholder financing. In consideration for shareholder financing, the Company may issue notes and incur additional long term liabilities.

We might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

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Kemiao Garment Holding Group is a blank check company and has no operations. Our business plan includes innovative proprietary products and technology to promote agriculture and fashion. In addition we have expanded our business plan to include acquisition of evolving opportunities in these industries. In summary, Kemiao Garment Holding Group is focused on making strategic investments and providing consumer products the fashion and agriculture industries. As of this filing, we have no acquisition or merger candidates.

Results of Operations for Kemiao Garment Holding Group —Comparison of the Years Ended December 31, 2018 and 2017

Revenue

We had no revenues from operations during either 2018 or 2017.

General and Administrative Expense

General and Administrative Expenses were Nil for the year ended December 31, 2018 compared to Nil for the year ended December 31, 2017, an increase of $0.

Stock compensation expense

During the year ended December 31, 2018, we incurred Nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of Nil for the year ended December 31, 2018 compared to Nil for the year ended December 31, 2017.

Liquidity and Capital Resources

As of December 31, 2018, we had $0 of cash, no liabilities and an accumulated deficit of $6,997,567. We used $0 of cash in operations for the year ended December 31, 2018 and received net proceeds from financing of $0.

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of Nil and have a accumulated stockholders’ deficit of $6,997,567 as of December 31, 2018. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Item 3.	Properties

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

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Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of July 30, 2019, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Yufang Zhu (1) Room 2959 Floor 29, Shanghai Tower, 501 Yincheng Middle Rd, Pudong, 200120, China	36,000,000 Common Stock	57.586%

World Capital Holding Ltd. (2) Room 2959 Floor 29, Shanghai Tower, 501 Yincheng Middle Rd, Shanghai, 200120, China	4,000,000 Common Stock	6.398%

Jinlin Guo Room 16 Building E, Jiahua Estate Liuta, Shenzhen, China	4,380,350 Common Stock	7.007%

Guo Jin Tong Investment (HK) Ltd (3) Unit D 16/F Chuk Plaza 250 Hennessy Rd, Hongkong, China	3,600,600 Common Stock	5.760%

(1)	Kemiao Garment Holding Group is controlled by Yufang Zhu. Ownership of thirty six million (36,000,000) shares of restricted common stock
(2)

World Capital Holding, Ltd has 50,000 outstanding and is controlled by the following persons:

Yanping Sheng - 1,000 shares 2%

Kung-Fa Yang - 10,000 shares 20%

Kung-Fu,Yang - 29,000 shares 58%

Kung-Hui Yang - 10,000 shares 20%

(3)	Guo Jin Tong Investement (HK) Ltd is controlled by Jinlin Guo

Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Yanping S. Sheng	57	CEO, President, Secretary, Treasurer, Director

Jimmy P. Lee	36	Director

Yugang Zhu		Director

Yanping Sheng, President and Director

Mr. Sheng graduated from Tsinghua University with the credentials of EMBA and a degree in Risk Management.

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His employment is as follows:

2013 to present, prepared for the registration of World Financial Holding Group (HK) and he has been served as CEO

2014 to present, participated in the merger and acquisition of Baying Ecological Holding Group Inc (ticker symbol: BYIN)

2017 to present, participated in the merger and acquisition of Dong Fang Hui Le Inc. (ticker symbol: DFHL)

2018 to present, CEO of World Financial Holding Group (USA)

2018 to present, served as CEO of Shanghai Capital Holding Co., Ltd

2018 to present, Yanping Sheng served as the director of World Capital Holding Ltd (BVI)

From 2018 to present, served as CEO and CFO of BEESFREE Inc. (ticker symbol: BEES)

From 2018 to present, served as CEO of Shanghai Qifan Enterprise Management Co., Ltd.

While serving as an officer of these companies, Mr. Sheng formulated medium and long-term development strategies and corporate development goals. His experience includes presiding over board meetings, reviewing financial reports, external relations, and assessment and monitoring of senior personnel.

Jimmy P. Lee, Director

Graduated from University at Albany with a Bachelor degree in Accounting, and received his CPA license in NY. Mr. Lee has over 10 years of experience in public accounting where he has worked for multiple public CPA firms in New York City involving audits and accounting for reverse mergers and IPO entities listing on Nasdaq NYSE and OTC Markets. Mr. Lee has managed his own CPA Firm, BNP Associates Inc. since 2010, providing accounting and advisory services to firms located in China and Malaysia. Mr. Lee as an enthusiastic entrepreneur, well versed with both US and Asia markets, and with expertise in going public, mergers and acquisitions brings great values to the firm.

2010 to present, BNP Associates Inc.

Yufang Zhu, Director

Yufang Zhu was born on October 20th 1970, Chinese nationality. She has extensive experience in Italian and Japanese draping, advanced customization and brand production techniques from China's top fashion design masters Jianming Wang and Dejin Wang.

In 2008, Yufang Zhu was responsible for customizing the costumes of the president of the Olympic Committee. Miss Zhu created the clothing brand Mei Ke and YUF.ZHU

2006 to 2012, served as a director of garment production in Beijing Aosenyuan Clothing Co., Ltd.

2006 to 2012, served as general manager of Meikeduo Garment Trade Cepartment in Chenghua District of Sichuan Province

2015 to present, served as the general manager of Chongqing Kemiao tTading Co., LTD.

2017 to present, served as the legal representative of Snow Valley Group Co., Ltd.

2017 to Present, served as executive director of Jiangxi Kemiao Agricultural Development Co., Ltd.

2017 to present, served as executive director of Tanfang Clothing (Shanghai) Co., Ltd.

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B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert. The Company intends to continue to search for a qualified individual for hire.

Item 6.	Executive Compensation

For the past five years, no sole officer or director has received any cash remuneration. Our officer and director will receive no payment per month beginning on April 1, 2019. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our officer and director intend to devote all of his time to Kemiao Garment Holding Group and its subsidiaries.

The Company for the benefit of its employees has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

Item 7.	Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

Bryan Glass is considered a promoter(s) under the meaning of Securities Act Rule 405. Mr. Glass was appointed custodian of Aivtech International Group Co. and under its duties stipulated by the Nevada court, Mr. Glass took initiative to organize the business of the issuer. As custodian, his duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. Mr. Glass also had authority to enter into contracts and find a suitable merger candidate. In addition, Mr. Glass was compensated for his role as custodian and paid outstanding bills to creditors on behalf of the company. Mr. Glass has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on August 30, 2016.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

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As discussed in Item 1, the Company is deemed a shell company. YuFang Zhu and World Capital Holding Ltd. are considered control persons and they acted together to acquire control of the Company. As discussed in Item 1, Ms. Zhu and World Capital holding Ltd. collectively own 40,000,000 million shares of the Company’s restricted common stock. These shares represent the controlling block of stock and were purchased from Mr. Glass for $100,000.

Mr. Sheng is our CEO and President. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Item 8.	Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our Common Stock is not trading on any stock exchange. However it is currently quoted on OTC Markets under the symbol AIVI and there is no established public trading market for the class of common equity.

(b) Holders.

As of 30th June 2019, there are approximately 452 holders of an aggregate of 62,515,334 shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

Item 10.	Recent Sale of Unregistered Securities

On December 24, 2018, Mr. Glass entered into a Stock Purchase Agreement with World Capital Holding, Ltd., whereby World Capital Holding, Ltd. purchased 40,000,000 shares of restricted common stock, the controlling block of stock, for the purchase price of $100,000. Of the 40,000,000 shares of restricted common stock, 36,000,000 shares were issued to Ms. YuFang Zhu, and 4,000,000 shares were issued to World Capital Holding, Ltd., respectively.

The restricted shares were sold in a private transaction pursuant to Rule 144(i) of the ’33 Securities Act. As of this date, the shares have not been registered.

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate of 100,000,000 shares of capital stock, of which 90,000,000 are shares of common stock, Par Value $0.001 per share (the “Common Stock”) and 10,000,000 are shares of preferred stock, Par Value $0.001 per share (the “Preferred Stock”). As of 30th June 2019, there are 62,515,334 shares of Common Stock.

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Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

At this time there are no designated classes of Preferred Stock. The shares of Preferred Stock shall have no redemption rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12.	Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 13.	Financial Statements and Supplementary Data

KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

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Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Kemiao Garment Holding Group

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kemiao Garment Holding Group (the "Company") as of December 31, 2018 and 2017, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s minimal activities raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

August 23, 2019

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KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Current Assets:
Cash	$–	$–
Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$–	$–
Total Current Liabilities	–	–
Total Liabilities	–	–

Commitments and contingencies	–	–

Stockholders' Equity (Deficit):

Common Stock, par value $0.001, 90,000,000 shares authorized; 62,515,334 and 62,515,334 shares issued and outstanding, respectively.	62,515	62,515
Additional paid-in capital	6,935,052	6,935,052
Accumulated deficit	(6,997,567)	(6,997,567)
Total Stockholders' Equity	–	–
Total Liabilities and Stockholders' Equity	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

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KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,
	2018	2017
Operating Expenses:
General and administrative	$–	$–
Total operating expenses	–	–

Loss from operations	–	–

Net Loss	$–	$–

Loss per share, basic and diluted	$–	$–

Weighted average common shares outstanding, basic and diluted	62,515,334	62,515,334

The accompanying notes are an integral part of these consolidated financial statements.

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KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common	Common	Paid in	Accumulated
	Shares	Stock	Capital	Deficit	Total
Balance, December 31, 2016	62,515,334	$62,515	$6,935,052	$(6,997,567)	$–

Net loss for the year ended December 31, 2016	–	–	–	–	–

Balance, December 31, 2017	62,515,334	62,515	6,935,052	(6,997,567)	–

Net loss for the year ended December 31, 2017	–	–	–	–	–

Balance, December 31, 2018	65,515,334	$62,515	$6,935,052	$(6,997567)	$–

The accompanying notes are an integral part of these consolidated financial statements.

23

KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net Loss	$–	$–

Adjustments to reconcile net loss to net cash used in operating activities:
Net cash used in operating activities	–	–
Cash flows from investing activities:	–	–
Cash flows from financing activities:	–	–

Net increase (decrease) in cash	–	–
Cash, beginning of year	–	–
Cash, end of year	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for taxes	$–	$–
Cash paid for interest	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

24

KEMIAO GARMENT HOLDING GROUP

Formerly Aivtech International Group Co.

NOTES TO FINANCIAL STATEMENTS

As of and for the year ended December 31, 2018 and 2017

NOTE 1 - ORGANIZATION AND OPERATIONS

Kemiao Garment Holding Group formerly known as AIVtech International Group Co. (the “Company”) is a corporation organized under the laws of the State of Nevada.

On April 18, 2016, the Eighth District Court of Clark County of Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders.

On January 24, 2019, a change of control occurred with respect to the Company to better reflect its new business direction.

The Company intends to acquire private corporations that are involved in IT apparel ecosystem platform and fashion intelligent manufacturing industry that are organized under the laws of the Republic of China. Upon consummation, the Company, through its wholly-owned subsidiary, will be involved in manufacturing, R&D, sales, and service in fashion related industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

25

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

26

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

27

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Convertible Preferred Stocks, warrants and stock options are not included in potentially dilutive shares outstanding for the period ended December 31, 2018 and 2017 as these would have an anti-dilutive impact on earnings per share.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at December 31, 2018 of $5,590,025 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

On May 12, 2010, in connection with the Share Exchange consummated, the Company issued 10,375,000 shares of common stock.

28

On December 29, 2010, the Company entered into a subscription agreement with certain accredited investors in connection with a private placement offering:

(1)	The Company agreed to issue to these investors to 2,513,334 shares of common stock, at par value of $.001 and purchase price of $3.00 per share, for aggregate gross proceeds of $7,540,000.
(2)	The Company also agreed to issue to the investors an aggregate of 2,513,334 shares of its common stock (the “Make Good Shares”), on a pro rata basis, for the benefit of the investors if the following make good targets set forth in the subscription agreement are not met.
a)	With respect to the fiscal year ending December 31, 2010, if the Company did not achieve $0.44 in earnings per share, then one-half of the Make Good Shares will be distributed to the investors on a pro rata basis.
b)	With respect to the fiscal year ending December 31, 2011, if $0.60 in earnings per share is not achieved, then the other one-half of the Make Good Shares will be distributed to the investors on a pro rata basis.

As of December 31, 2010, the Company is not required to issue the Make Good Shares as the basic EPS for the year ended December 31, 2010 was $0.66.

On April 20, 2016, pursuant to the Nevada Court Order granting appointment of a custodian to the Company, the Company issued 40,000,000 shares of common stock to the appointed custodian.

Warrants

In connection with the private placement offering on December 29, 2010, the Company issued to the investors five-year Series A Warrants to purchase up to an additional 251,334 shares of common stock at an exercise price of $4.00 and issued warrants to the placement agent to purchase a total of 50,267 shares of common stock at an exercise price of $4.00 per share. The warrants of 301,601 shares have expired and became non-exercisable prior to December 31, 2018 and 2017.

NOTE 6 – INCOME TAX

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

Net deferred tax assets consist of the following components as of December 31:

	2018	2017
Deferred Tax Assets:
NOL Carryover	$0	$0
Deferred tax liabilities:
Less valuation allowance	(6,997,567)	(6,997,567)
Net deferred tax assets	$–	$–

29

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended December 31, due to the following:

	2018	2017
Book loss	$–	$–
Other nondeductible expenses	–	–
Valuation allowance	–	–
	$–	$–

The Company has accumulated approximately $6,997,567 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments other than the events disclosed below.

On May 13, 2019, the Board of Directors and majority shareholders of the Company approved a Name change of the Company from Aivtech International Group Co., to Kemiao Garment Holding Group.

30

KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED BALANCE SHEETS

	Six Months Ended
	June 30, 2019
	June 30	Dec. 31
ASSETS
Current Assets:
Cash	$–	$–
Total Assets	$–	$–
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Due to Related Party	$10,916	$
Total Current Liabilities	10,916
Total Liabilities	10,916

Commitments and contingencies	–	–

Stockholders' Equity (Deficit):

Common stock, $0.001 par value; 75,000,000 shares authorized; 62,515,334 issued and outstanding, respectively	62,515	62,515
Additional paid-in capital	6,935,052	6,935,052
Accumulated deficit	(7,008,483)	6,997,567
Total Stockholders' Equity	(10,916)	–
Total Liabilities and Stockholders' Equity	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

31

KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2019
	Three Months Ended	Six Months Ended
Operating Expenses:
Professional Fees	$4,791	$4,791
General and administrative	6,125	6,125
Total operating expenses	10,916	10,916

Loss from operations	(10,916)	(10,916)

Net Loss	$(10,916)	$(10,916)

Loss per share, basic and diluted	$–	$–

Weighted average common shares outstanding, basic and diluted	62,515,334	62,515,334

The accompanying notes are an integral part of these consolidated financial statements.

32

KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

					Total
	Common	Par Value,	Paid in	Accumulated	Shareholder
	Shares	$0.001	Capital	Deficit	Deficit
Balance, December 31, 2018	62,515,334	$62,515	$6,935,052	$(6,997567)	$–

Net loss for six months ended June 30, 2018	–	–	–	(10,916)	(10,916)

Balance, June 30, 2019	62,515,334	$62,515	$6,935,052	$(7,008,483)	$(10,916)

The accompanying notes are an integral part of these consolidated financial statements.

33

KEMIAO GARMENT HOLDING GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30
	Dec. 31	June 30
Cash flows from operating activities:
Net Loss	$–	$(10,916)

Adjustments to reconcile net loss to net cash used in operating activities:
Net cash used in operating activities	–	(10,916)
Cash flows from investing activities:	–	–
Cash flows from financing activities:	–	10,916

Net increase (decrease) in cash	–	–
Cash, beginning of year	–	–
Cash, end of year	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for taxes	$–	$–
Cash paid for interest	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

34

KEMIAO GARMENT HOLDING GROUP

Formerly Aivtech International Group Co.

NOTES TO FINANCIAL STATEMENTS

As of six months ended June 30, 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

Kemiao Garment Holding Group formerly known as AIVtech International Group Co. (the “Company”) is a corporation organized under the laws of the State of Nevada.

On April 18, 2016, the Eighth District Court of Clark County of Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders.

On January 24, 2019, a change of control occurred with respect to the Company to better reflect its new business direction.

The Company intends to acquire private corporations that are involved in IT apparel ecosystem platform and fashion intelligent manufacturing industry that are organized under the laws of the Republic of China. Upon consummation, the Company, through its wholly-owned subsidiary, will be involved in manufacturing, R&D, sales, and service in fashion related industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

35

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

36

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

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The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Convertible Preferred Stocks, warrants and stock options are not included in potentially dilutive shares outstanding for the period ended December 31, 2018 and 2017 as these would have an anti-dilutive impact on earnings per share.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at June 30, 2019 of $7,008,483 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

On April 20, 2016, pursuant to the Nevada Court Order granting appointment of a custodian to the Company, the Company issued 40,000,000 shares of common stock to the appointed custodian

As of June 30, 2019, the Company has 62,515,334 shares issued and outstanding.

Warrants

In connection with the private placement offering on December 29, 2010, the Company issued to the investors five-year Series A Warrants to purchase up to an additional 251,334 shares of common stock at an exercise price of $4.00 and issued warrants to the placement agent to purchase a total of 50,267 shares of common stock at an exercise price of $4.00 per share. The warrants of 301,601 shares have expired and became non-exercisable prior to December 31, 2018 and 2017.

NOTE 6 – INCOME TAX

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The Company has accumulated approximately $7,008,483 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

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Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in or disagreements with accountants on accounting and financial disclosure.

Item 15.	Financial Statements and Exhibits

Exhibit Number and Description

3.1 *	Amended and Restated Articles of Incorporation

3.2 **	By-Laws

5.1 **	Stock Purchase Agreement

10.1 **	Court Custodial Order

* Filed herewith.

* Filed with the Company’s Form 10 on August 27, 2019

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KEMIAO GARMENT HOLDING GROUP

Date: October 17, 2019	By:	/s/ Yanping Sheng
	Name:	Yanping Sheng
	Title:	CEO

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EXHIBIT INDEX

3.1 *	Amended and Restated Articles of Incorporation

3.2 **	By-Laws

5.1 **	Stock Purchase Agreement

10.1 **	Court Custodial Order

* Filed herewith.

* Filed with the Company’s Form 10 on August 27, 2019

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